Exhibit 107
Calculation of Filing Fee Table
FORM
S-8
(Form Type)
WALGREENS BOOTS ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

1	Equity	Common Stock, par value $0.01 per share	Rule 457(h)	61,500,000	$11.00	$676,500,000.00	0.00015310	$103,572.15

2	Equity	Common Stock, par value $0.01 per share	Rule 457(h)	20,000,000	$9.35	$187,000,000.00	0.00015310	$28,629.70

	Total Offering Amounts					$863,500,000.00		$132,201.85

	Total Fee Offsets							$—

	Net Fee Due							$132,201.85
Offering Notes
1

(a)
Walgreens Boots Alliance, Inc., a Delaware corporation (the “Registrant”), is registering 61,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Walgreens Boots Alliance, Inc. Amended and Restated 2021 Omnibus Incentive Plan (the “2021 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the 2021 Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(b)
The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on The NASDAQ Stock Market LLC on April 24, 2025.

(c)	The number of shares listed in row 1 represents shares of Common Stock that may be issued under the 2021 Plan.
2

(a)
The Registrant is registering 20,000,000 shares of Common Stock that may be issued under the Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan, as amended and restated (the “ESPP”). Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the ESPP relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(b)
The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on The NASDAQ Stock Market LLC on April 24, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the ESPP.

(c)	The number of shares listed in row 2 represents shares of Common Stock that may be issued under the ESPP.